As filed with the Securities and Exchange Commission on November 9, 2001
                                       Registration Statement No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                            ICN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   33-0628076
                      (I.R.S. Employer Identification No.)

                               3300 Hyland Avenue
                          Costa Mesa, California 92626
          (Address of principal executive offices, including zip code)

      ICN PHARMACEUTICALS, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                              GREGORY KEEVER, ESQ.
                    Executive Vice President, General Counsel
                             and Corporate Secretary
                            ICN Pharmaceuticals, Inc.
                3300 Hyland Avenue, Costa Mesa, California 92626
                                 (714) 545-0100
                     (Name and address of agent for service)
          (Telephone number, including area code, of agent for service)

                                 WITH COPIES TO
                             JEFFREY E. COHEN, ESQ.
                                Coudert Brothers
                           1114 Avenue of the Americas
                          New York, New York 10036-7703
                                 (212) 626-4400
                               ------------------

                         CALCULATION OF REGISTRATION FEE

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                                   Proposed          Proposed
   Title of          Amount          maximum          maximum         Amount of
securities to        to be       offering price      aggregate      registration
be registered     registered(1)   per share (2)  offering price (2)      fee
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Common Stock,
  $.01 par value   6,750,000
  per share          shares         $26.055      $175,871,250.00     $43,967.81
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also registers such indeterminate number of additional shares as may become issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low prices of the registrant's Common Stock as reported by the New York Stock Exchange on November 7, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not filed with the Securities and Exchange Commission in reliance on Rule 428. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     ICN Pharmaceuticals, Inc. ("ICN") hereby incorporates herein by reference the following documents which are on file with the Securities and Exchange
Commission:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, dated April 2, 2001, which was amended on April 11, 2001, April 30, 2001, June 29, 2001, and November 2, 2001 on Form 10-K/A;

     (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001, dated May 15, 2001, and for the quarter ended June 30, 2001, dated August 14, 2001;

     (c) Current Reports on Form 8-K, dated March 20, 2001, March 22, 2001, July 3, 2001, July 13, 2001 and July 18, 2001, respectively; and

     (d) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated November 10, 1994.

     In addition, all documents and other reports filed by ICN, respectively, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

     Any statement contained herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding as referred to above or in the defense of any claim, issue or matter therein, he shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested Board of Directors or by the stockholders.

     The registrant's bylaws provide indemnification to its officers and directors against liability they may incur in their capacity as such, which indemnification is similar to that provided by Section 145, unless a determination is reasonably and promptly made by a majority of the disinterested Board of Directors that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the registrant, or, with respect to any criminal proceeding, that the indemnitee believed or had reasonable cause to believe that his or her conduct was unlawful.

     The registrant carries directors' and officers' liability insurance, covering losses up to $10,000,000 (subject to a $250,000 deductible). The registrant, as a matter of policy, enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements require no specific standard of conduct for indemnification and make no distinction between civil and criminal proceedings, except in proceedings where the dishonesty of an indemnitee is alleged. Such indemnification is not available if an indemnitee is adjudicated to have acted in a deliberately dishonest manner with actual dishonest purpose and intent where such acts were material to the adjudicated proceeding. Additionally, the indemnity agreements do not provide indemnification for any claim against an indemnitee where the claim is based upon the indemnitee obtaining personal advantage or profit to which he or she was not legally entitled, the claim is for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state law provision, or the claim was brought about or contributed to by the dishonesty of the indemnitee.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit. The registrant has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under
Section 102(b)(7).

     The foregoing summaries are necessarily subject to the complete text of the Delaware General Corporation Law, the registrant's Certificate of Incorporation and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     5.1 Opinion of Coudert Brothers regarding the legality of shares of Common Stock covered by the Registration Statement.

     15.1 Awareness Letter of PricewaterhouseCoopers LLP, independent public accountants regarding unaudited interim financial statements.

     23.1   Consent  of   PricewaterhouseCoopers   LLP   regarding  the  audited
            financial statements of ICN Pharmaceuticals, Inc.

     23.2   Consent of Coudert Brothers (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on signature pages of this Registration Statement).

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California, on November 8, 2001.


                                            ICN PHARMACEUTICALS, INC.
                                            Registrant

                                            By: /s/ Milan Panic
                                                --------------------------------
                                            Name:   Milan Panic
                                            Title:  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Richard A. Meier and Gregory Keever, Esq., acting severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                               DATE
---------                       -----                               ----

/s/ Milan Panic                Chairman and                     November 8, 2001
----------------------------   Chief Executive Officer
Milan Panic


/s/ Richard A. Meier           Executive Vice President and     November 8, 2001
----------------------------   Chief Financial Officer
Richard A. Meier


/s/ John Giordani              Executive Vice President         November 8, 2001
----------------------------   (principal accounting officer)
John Giordani

SIGNATURE                           TITLE                             DATE
---------                           -----                             ----

/s/ Norman Barker, Jr.             Director                     November 8, 2001
-------------------------------
Norman Barker, Jr.


                                   Director                               , 2001
-------------------------------
Senator Birch E. Bayh, Esq.


                                   Director                               , 2001
-------------------------------
Edward A. Burkhardt


/s/ Alan F. Charles                Director                     November 8, 2001
-------------------------------
Alan F. Charles


                                   Director                               , 2001
-------------------------------
Ronald R. Fogleman


/s/ Roger Guillemin, M.D., Ph.D.   Director                     November 8, 2001
-------------------------------
Roger Guillemin, M.D., Ph.D.


/s/ Adam Jerney                    Director, President and      November 8, 2001
-------------------------------    Chief Operating Officer
Adam Jerney


                                   Director                               , 2001
-------------------------------
Jean-Francois Kurz


                                   Director                               , 2001
-------------------------------
Steven J. Lee


/s/ Stephen D. Moses               Director                     November 8, 2001
-------------------------------
Stephen D. Moses


/s/ Rosemary Tomich                Director                     November 8, 2001
-------------------------------
Rosemary Tomich